EXHIBIT 10.12 LANDSEA HOMES CORPORATION 2020 STOCK INCENTIVE PLAN GRANT NOTICE FOR RESTRICTED STOCK AWARD 1. GRANT OF RESTRICTED STOCK For good and valuable consideration, Landsea Homes Corporation (the “Company”), hereby grants to the Participant named below the number of shares of fully vested Restricted Stock specified below (the “Award”) under the Landsea Homes Corporation 2020 Stock Incentive Plan (as amended from time to time, the “Plan”). The Award is subject to the terms conditions set forth in this Grant Notice and the Plan. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan. Name of Participant: Grant Date: Number of Shares of Restricted Stock: Vesting Schedule: 2. RESTRICTIONS ON RESALES OF SHARES The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any shares of Common Stock issued under the Award, including (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and other holders and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers. 3. INCOME TAXES Participant acknowledges and agrees that Participant shall be solely responsible for satisfying any and all applicable federal, state, local, foreign or other tax withholding obligation relating to the Award. Unless the Participant elects to instead tender a cash payment in satisfaction of such tax withholding obligations in the manner prescribed by the Company, the Participant acknowledges and agrees that the Company shall satisfy such tax withholding obligations by withholding a sufficient number of shares of Common Stock from shares of Common Stock otherwise issuable to the Participant on the Date of Grant. The Participant agrees to pay to the Company as soon as practicable, including through additional payroll withholding, any amount of the tax withholding obligations that are not satisfied by the withholding of shares of Common Stock described above. The Company shall not be required to issue shares or to recognize the disposition of such shares until such obligations are satisfied.

2 4. OTHER AGREEMENTS SUPERSEDED The Grant Notice and the Plan constitute the entire understanding between the Participant and the Company regarding the Award. Any prior agreements, commitments or negotiations concerning the Award are superseded. 5. GENERAL (a) This Grant Notice shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflicts of law. (b) In the event of any conflict between this Grant Notice and the Plan, this Grant Notice shall control. (c) All questions arising under the Plan or under this Grant Notice shall be decided by the Committee in its total and absolute discretion. 6. ELECTRONIC DELIVERY By executing this Grant Notice, the Participant hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Participant pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, and the Award via Company web site or other electronic delivery.

A-1 By accepting this Grant Notice, Participant acknowledges that Participant has received and read, and agrees that this Award shall be subject to, the terms of this Grant Notice and the Plan. LANDSEA HOMES CORPORATION By: Name: Title: PARTICIPANT [Name]